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                                                            EXHIBIT 24.2(c)

                                 POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that Richard P. Strubel whose signature appears below hereby constitutes and appoints Jordan A. Law and David A. Werner, and each of them acting individually as his attorney in fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to the initial Registration Statement filed by Kaynar Technologies Inc. on February 26, 1997 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to any and all amendments to said Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933.


/s/ RICHARD P. STRUBEL
----------------------------
Name:  Richard P. Strubel
Date:  March 27, 1997